UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2012

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 6, 2012 DURECT Corporation (“DURECT”) announced the pricing of an underwritten public offering of 14,000,000 shares of its common stock, offered at a price of $0.90 per share to the public. The gross proceeds to DURECT from this offering are expected to be approximately $12.6 million, before deducting underwriting discounts and commissions, and other estimated offering expenses payable by DURECT. All of the shares in the offering are to be sold by DURECT. The offering is expected to close on or about December 11, 2012, subject to the satisfaction of customary closing conditions.

Stifel, Nicholaus & Company, Incorporated is acting as sole book-running manager for the proposed offering.

Item 8.01.	Other Events

On December 6, 2012, the DURECT issued a press release announcing the pricing of the public offering described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated December 5, 2012, by and between DURECT and Stifel, Nicholaus & Company, Incorporated.

99.1	Press Release dated December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: December 6, 2012	By:	/s/ Matthew J. Hogan
Matthew J. Hogan
Chief Financial Officer